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Exhibit 5.1

February 10, 2021

Cassava Sciences, Inc.

7801 N Capital of Texas Highway, Suite 260

Austin, Texas 78731

Re: Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Cassava Sciences, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a base prospectus (the “Base Prospectus”), which forms part of the Registration Statement. The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

(i)	shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”);

(ii)	shares of preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock”);

(iii)	depositary shares of the Company representing a fractional interest in a share of Preferred Stock (the “Depositary Shares”), which may be evidenced by depositary receipts (the “Depositary Receipts”);

(iv)	warrants to purchase the Common Stock, the Preferred Stock, the Depositary Shares or the Debt Securities (as defined below) or any combination thereof (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms that will be filed as exhibits to the Registration Statement, as such agreements may be supplemented from time to time (each, a “Warrant Agreement”);

(v)

rights to purchase the Common Stock, the Preferred Stock or other offered Shelf Securities (as defined below) independently or together with any other offered Shelf Securities of the Company (the “Rights”), which may be issued under subscription rights agreements, to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between a rights agent to be selected by the Company (the “Rights Agent”) and the Company, in the forms that will be filed as exhibits to the Registration Statement, as such agreements may be supplemented from time to time (each, a “Rights Agreement”);

(vi)

debt securities, which may be senior or subordinated, and which may be issued in one or more series (the “Debt Securities”), under the form of senior indenture filed as Exhibit 4.5 and form of subordinated indenture filed as Exhibit 4.6 to the Registration Statement, as such indentures may be supplemented from time to time (the “Indentures”); and

(vii)

units comprising shares of Common Stock, shares of Preferred Stock, Depositary Shares, Debt Securities, Warrants or any combination thereof (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between a unit agent to be selected by the Company (the “Unit Agent”) and the Company, in the forms that will be filed as exhibits to the Registration Statement, as such agreements may be supplemented from time to time (each, a “Unit Agreement”).

The Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Rights, the Debt Securities, and the Units are collectively referred to herein as the “Shelf Securities.” The Shelf Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have examined the Registration Statement and the Indentures.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority (or where such party is an individual, the capacity) to execute and deliver, and to perform and observe the provisions of, such documents, and the due authorization by each such party of all requisite action and the due execution and delivery of such documents by each such party, and that such documents constitute the legal, valid and binding obligations of each such party enforceable against such party in accordance with their terms.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i)

the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii)

limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights, Debt Securities, or Units, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; and

(iii)

our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or the Preferred Stock or the Debt Securities convertible into the Common Stock, or the Rights or the Warrants exercisable for the Common Stock) is in an amount that is not less than the par value of the Common Stock.

With respect to our opinion as to the Preferred Stock and Depositary Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or the Debt Securities convertible into the Preferred Stock or the Rights or the Warrants exercisable for the Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock.

We have also assumed that any Rights, Warrants and Units offered under the Registration Statement, and the related Rights Agreement, Warrant Agreement and Unit Agreement, as applicable, will be duly authorized, executed and delivered in the forms that will be filed as exhibits to the Registration Statement or incorporated by reference therein.

We have also assumed that with respect to the Shelf Securities being issued upon conversion of any convertible Preferred Stock, Debt Securities and Preferred Stock underlying the Depositary Shares, the applicable Shelf Securities will be duly authorized, validly issued, fully paid and nonassessable.

We have also assumed that (i) all Shelf Securities will be issued and sold in compliance with the Trust Indenture Act of 1939 and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement and (ii) the trustee under the Indentures (the “Trustee”) will be qualified pursuant to the Trust Indenture Act of 1939 at the time the Shelf Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Securities and Exchange Commission) as contemplated by the Registration Statement.

Our opinion herein is expressed solely with respect to Federal Securities Laws, the Delaware General Corporation Law and, as to the Debt Securities constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York.

Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal law or state law, rule or regulation relating to Shelf Securities, or to the sale or issuance thereof.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all other Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus, and any other related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to the Depositary Shares offered under the Registration Statement,  provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of Depositary Shares have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the Depositary Shares and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;  (iv) the applicable deposit agreement relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (v) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable deposit agreement; and (vi) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable deposit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Receipts evidencing the Depositary Shares of such series of Preferred Stock will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the related deposit agreement.

4. With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any applicable requirement, restriction, consent, approval, license or authorization imposed or granted by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Rights issued under the Rights Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Rights Agreement has been duly authorized by the Company and the Rights Agent; (iii) the Rights Agreement has been duly executed and delivered by the Company and the Rights Agent; (iv) issuance and terms of the Rights have been duly authorized by all necessary corporate action on the part of the Company; (v) the terms of the Rights and their issuance and sale have been duly established in conformity with the Rights Agreement and as described in the Base Prospectus and the related Prospectus Supplement(s), so as not violate any applicable law, or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any applicable requirement, restriction, consent, approval, license or authorization imposed or granted by any court or governmental body having jurisdiction over the Company; and (vi) the Rights have been duly executed by the Company, and authenticated by the Rights Agent pursuant to the Rights Agreement and delivered against payment therefor, then the Rights, when issued and sold in accordance with Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to any series of the Debt Securities issued under the Indentures and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indentures have been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indentures are in substantially the form that filed as an exhibit to the Registration Statement has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indentures so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any applicable requirement, restriction, consent, approval, license or authorization imposed or granted by any court or governmental body having jurisdiction over the Company; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indentures and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indentures and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under the Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Units issued under the Unit Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Unit Agreement has been duly authorized by the Company and the Unit Agent by all necessary corporate action; (iii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Agent; (iv) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units have been duly executed and delivered by the Company and authenticated by the Unit Agent pursuant to the Unit Agreement and delivered against payment therefor, then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus, which form parts of the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP